UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              FORM 10-KSB/A-1

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
          For the fiscal year ended       August 31, 2002
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[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934
          For the transition period from                 to
                                          --------------    --------------
                     Commission File Number  000-13822
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                       RESCON TECHNOLOGY CORPORATION
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               (Name of small business issuer in its chapter)

          Nevada                                            83-0210455
(State or other jurisdiction of                  (I.R.S. Employer I.D. No.)
 incorporation or organization)

25 Fairchild Avenue, Suite 500, Plainview, New York                 11803
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(Address of principal executive offices)                         (Zip Code)

Issuer's telephone number, including area code     (516) 576-0060
                                                   ----------------

Securities registered pursuant to section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

                   $.001 par value, common voting shares
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                              (Title of class)

Check whether the Issuer (1) filed all reports required to be filed by section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the
past 90 days.  (1) Yes [X]  No [   ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-KSB or any amendment to this Form 10-KSB. [ ]

The issuer's revenue for its most recent fiscal year was: $0.

The aggregate market value of the issuer's voting stock held as of November 25, 2002, by non-affiliates of the issuer was approximately $1,446,805, based on the average of the bid price and the ask price for the Company's common stock on December 3, 2002, as reported on the OTCBB.

As of November 25, 2002, issuer had 11,258,091 shares of its $.0001 par value common stock outstanding.

Transitional Small Busines     Disclosure Format. Yes [  ]  No [X]

Documents incorporated by reference:  None
     Explanatory note on amendment

     In the Amended Current Report on Form 8-K/A-1 filed by the Company on September 25, 2002, the biographical information for one of the Company's directors, Mr. Perry Louros, incorrectly stated that Mr. Louros has served as operations manager for GIT Securities since March 2001. In fact, Mr. Louros has never been employed by GIT Securities. Following is the correct biographical information for Mr. Louros.


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                                  PART III

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ITEM 9.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS;
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

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     Perry Louros, Director.  Mr. Louros is a real estate agent with
Frostpond Realty. In addition to being a real estate agent and participating in property lease negotiations and property management operations, Mr. Louros has held various supervisory positions with Frostpond. As the operations manager, he oversaw the day-to-day operations of the company. He was also responsible for training, motivating and directing the sales force. Mr. Louros received a Bachelors of Science degree in Psychology from the C.W. Post Campus of Long Island University. Mr. Louros is 33 years old.

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                                SIGNATURES

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     In accordance with Section 13 or 15(d) of the Exchange Act, the
Registrant caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.

                                     ResCon Technology Corporation,
                                     a Nevada corporation


Dated: January 23, 2003              By:/s/ Christian Nigohossian
                                     ----------------------------------
                                            Christian Nigohossian, CEO